UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
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General Dynamics Corporation

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2018 In-Season Shareholder Outreach Spring 2018

General Dynamics Overview

Leading global Aerospace and Defense company with government and commercial businesses

Strong performance due to our focus on:

Driving Return on Invested Capital	Expanding Margins	Managing for Cash Flow

2017 Results

YoY Change

Earnings from Continuing Ops	Free Cash Flow from Ops**	Operating Margin	Return on Sales*
$2.9B	$3.5B	13.5%	9.4%
⇧ 8.7%	⇧ 91.1%	⇧ 130bps	⇧ 60bps

Return on Invested Capital**	Return on Assets*	Return on Equity*
16.8%	8.6%	26.6%
⇧ 50bps	⇧ 50bps	⇧ 100bps

We create value for our shareholders through a relentless focus on continuous improvement which drives operational excellence

GENERAL DYNAMICS

2

* Return on Sales is calculated as earnings from continuing operations divided by revenue. Return on Assets is calculated by dividing earnings from continuing operations for the latest 12-month period by our average assets during the period. Return on Equity is calculated by dividing earnings from continuing operations for the latest 12-month period by our average equity during the period.

** Represents non-GAAP financial measure. See Appendix A to our 2018 Proxy Statement.

Consistent Value for Shareholders Since the appointment of Ms. Novakovic to CEO and Chairman in January 2013, General Dynamics has outperformed peers and the S&P 500 Sustained Long-Term TSR Outperformance In 2017 we: Repurchased 7.8M shares ($1.5B) Combined with dividends paid, returned $2.5B to shareholders Invested in our businesses, including through acquisitions, to ensure long-term growth opportunities In March 2018, we raised our quarterly dividend for the 21st consecutive year A Thoughtful Capital Deployment Strategy 1 Source: S&P Capital IQ; TSR data from when Ms. Novakovic was appointed CEO and Chairman on January 1, 2013 to April 10, 2018 2 Peer group figure presented is a market cap weighted index value; peers include: TXT, LLL, NOC, RTN, UTX, LMT, BA, COL and HON The success of GD’s approach under CEO Phebe Novakovic’s leadership is evident in our strong operating results and long-term value creation for shareholders 3 +11% Dividend History Relative TSR During Ms. Novakovic’s Tenure1 +11% +10% +11% General Dynamics 2018 Proxy Peers2 S&P 500 Index +11%

Executive Compensation Program is Closely Tied to Company Performance Components of Compensation Annual Incentive Compensation Free Cash Flow from Ops 50% Earnings from Continuing Ops 50% Base Salary *No increase for CEO since 2016 Long-Term Incentive Compensation Performance Restricted Stock Units (PRSUs) ROIC – 3-Year Performance Period 25% Restricted Stock 25% Stock Options 50% Reasonable Benefits & Perquisites >90% of CEO’s pay is at risk and tied to company performance CEO Target Compensation Mix Ultimate value dependent on Total Shareholder Return / stock price performance 4

Long-Term Equity Structure is Highly Performance Based LTI Elements Restricted Stock 25% Stock Options 50% TSR / Stock Price Performance Metric / Driver The Committee designed the LTI to give management a significant personal stake in the long-term success of the company The LTI has proven effective at focusing management on delivering value to our shareholders over the long-term, as evidenced by our long history of strong, sustained performance across key metrics Provides executives with benefits associated with stock ownership during restriction period, while incentivizing them to remain with the company Aligns long-term interests of executives with shareholders Served as the foundation of GD’s equity plan for decades Significant share ownership by executives further aligns interests with shareholders Committee Rationale Outcomes PRSUs 25% ROIC (3-Year Performance Period) Connects executives to the company’s long-term financial and stock performance Each element of long-term incentive compensation (LTI) was carefully chosen to (1) align the interests of management with shareholders, (2) drive company strategy and financial performance and (3) attract and retain executives Considerable share ownership closely ties our management to the company’s success and incentivizes them to effectively create value for our shareholders 5

Thoughtful Rigorous Targets Established by Robust Compensation-Setting Process An Active, Rigorous & Demanding Target-Setting Process The Committee sets targets each year Process is kicked off every fall and spans 16 months Each business unit develops challenging, but achievable, operating goals Goals revolve around maximizing earnings and cash flow and creating value for shareholders The Committee unceasingly incorporates market return standards to evaluate goals and operating objectives Once approved they are adopted as targets in the compensation program Independent directors of the Board evaluate the CEO based on company and individual performance Compensation is approved based on: the program’s performance goals the degree of difficulty of goals market conditions individual achievement Element Financial Performance Metric 2015 – 2017 2017 Achievement Target Actual Long-Term ROIC (3-year performance period)* 14.1% 17.4% Exceeded * Represents non-GAAP financial measure. See Appendix A to our 2018 Proxy Statement Exceeded 2017 financial performance targets across all metrics and grew TSR by 18% Element Financial Performance Metric 2016 Actual 2017 Target 2017 Actual 2017 Achievement Annual Earnings from Continuing Operations $2.679 billion $2.922 billion $3.031 billion* Exceeded Free Cash Flow from Operations* $1.81 billion $2.500 billion $3.451 billion Exceeded The Compensation Committee undergoes a comprehensive process to ensure performance metrics are aligned with long-term shareholder value creation 6

The Committee is focused on ensuring executives are compensated in line with their achievements against operating plan targets and with shareholder value creation PRSU payouts demonstrate the rigorous goal setting by the Compensation Committee The Compensation Committee has refined the PRSU program in recent years to ensure alignment with long-term performance and in response to investor feedback. Changes include lowering max payout from 200 to 150% of the target grant and using a 3-year average ROIC performance period The company’s long-term financial and market performance demonstrates ROIC has proven to be a good standard to measure management’s operating results and its disciplined and efficient capital deployment Like other return targets, ROIC will not always steadily increase over time and should not be expected to do so; this is not an indication that the long-term stock, revenue and earnings performance prospects of the business are slowing, but is an indication of our continued investment in the long-term growth of the business When Ms. Novakovic became CEO in 2013, the company’s focus on operational excellence drove shareholder value and since then has consistently delivered strong above-target performance PRSU Payouts for Plans Beginning 2012 7 Pay is Closely Aligned with Performance 1 year 1 year 1 year 3 years Length of ROIC performance period for PRSU Payouts

Highly Qualified and Engaged Board Well-balanced Board with a mix of experienced directors and fresh perspectives Our Board is comprised of directors with diverse backgrounds, skills and experiences Strong board refreshment process in place, with 1 new independent director up for election and 3 additional directors appointed over the last 3 years Annual self-assessment for directors and committees Our Board nominees consist of 10 highly engaged directors with deep industry and subject matter expertise that enables them to provide strong leadership and protect shareholder interests Board Overview 1 Mr. Charbraja and Mr. Keane will be retiring from our Board in May pursuant to our Director Retirement Policy; statistics reflect Board as of the 2018 Annual Meeting 8 8 Directors with Significant Financial Background or Expertise 5 Current or Past CEOs of Complex, Global and/or Public Companies 4 Directors with Prior Top Leadership Posts in the Military or U.S Department of Defense 5 Directors are Women or Minorities 4 Directors with Experience in Leading Complex Operating and Manufacturing Firms 7 Current or Former Public Company Directors Highly Qualified Board with Unique Perspectives Key Board Statistics1 Average Tenure: 7.5 years 50% are women or minorities Director Tenure Diversity

Robust Independent Lead Director role provides additional independent oversight Highly engaged and diverse Board 9 of 10 director nominees are independent Diligent risk oversight structure in place Annual Board and committee self-assessments Strong board refreshment, with 1 new independent director up for election and 3 additional directors appointed over the last 3 years Long-standing shareholder engagement program (reached out to 65% of shareholders in 2017) Proxy access available to 3 year, 3% shareholders for up to 20% of Board Shareholder right to call special meetings Shareholder right to act by written consent Strong Governance Structures Strong alignment of pay with performance Over 90% of CEO compensation is at-risk Thorough annual review of compensation program, including consideration of investor feedback Limits in place for bonus payouts Strong dilution and burn rate management Market-leading executive stock ownership requirements; 15x base salary for CEO Double-trigger change-in-control provisions Anti-hedging and anti-pledging policies in place for directors and officers Clawback policy for NEOs Independent compensation consultant Corporate Governance Compensation Governance Our compensation and corporate governance practices promote close alignment between the interests of our Board, management and shareholders 9

Proposal 4: Shareholder Proposal – Special Shareholder Meetings The Board recommends a vote AGAINST this proposal Our existing special meeting right already provides shareholders with a meaningful avenue to vote on important matters Our current bylaws already permit a single shareholder holding 10% of our company’s outstanding common stock, or one or more shareholders holding 25% of our company’s outstanding stock, to call a special meeting This form of special meeting right balances the interests of shareholders by providing the right of smaller shareholders to form a group to call a special meeting while giving large shareholders the right to call a meeting unilaterally At present ownership levels, shareholders can exercise this right at both thresholds The existing special meeting bylaw strikes an appropriate balance between the right of shareholders to call a special meeting and the interests of our company and shareholders in promoting the appropriate use of corporate funds and resources Shareholders have significant opportunities to engage with management and the Board throughout the year Our current governance policies and practices protect shareholder rights 10

April 16, 2018

Dear Fellow Shareholder,

We are writing to you today to ask for your support of General Dynamics Board of Directors’ recommendations on all proposals to be voted on at our annual meeting to be held on May 2, 2018. In particular, we are asking you to vote “FOR” our say-on-pay (proposal 3) and “AGAINST” the shareholder proposal for special shareholder meetings (proposal 4).

As we emphasized in our 2018 Proxy Statement, we are committed to sound corporate governance practices and demonstrate a strong link between pay and performance through our executive compensation philosophy and practices. We create value for our shareholders through our relentless pursuit of operational excellence. The success of our approach is evident in our superior financial results and long-term value creation for shareholders. The attached materials summarize these key areas and we encourage you to review them.

We wish to highlight for your consideration our viewpoint as it relates to Institutional Shareholder Services (“ISS”) recently issued report on General Dynamics (the “Company”). ISS published their report recommending against Say-on-Pay and for reducing the threshold for shareholders to call special meetings.

We fundamentally disagree with the principal ISS conclusions as noted below.

•	Pay for Performance – We do not agree that there is a misalignment between pay and company performance.

•	The Compensation Committee conducts a comprehensive process to ensure that our compensation program focuses executives on clear and challenging metrics that are directly aligned with long-term value creation.

•	Again in 2017, our pay-for-performance philosophy generated strong results for the company. Our superior financial performance in 2017 was marked by growth in all of the following metrics over 2016 – earnings from continuing operations, free cash flow from operations, operating margin, return on sales, return on invested capital (“ROIC”), return on assets and return on equity.

•	For 20+ years, stock options have been a foundation of the company’s executive compensation program serving to drive outstanding financial performance and provide direct alignment between management’s and shareholders’ interests.

•	Threshold to Call Special Meeting – We do not agree that “the inability to call a special meeting [at the 10% level] and the resulting insulation of management could adversely affect corporate performance and shareholder returns.”

•	Our existing bylaws provide that the Board will call a special meeting upon the written request of a single shareholder holding 10 percent of our common stock, or one or more shareholders holding 25 percent of our outstanding stock, without any material restrictions. Given our current shareholder base, shareholders can currently call a special meeting at both levels.

It is important to note:

•	Related to our 2017 Proxy Statement, ISS recommended FOR Say-on-Pay and our vote yielded 96.58% in favor of the company’s executive pay practices.

•	Related to our 2018 Proxy Statement, we made no structural changes to our executive pay practices. Additionally, Glass Lewis has recommended a FOR vote on Say-on-Pay.

Your Board of Directors continues to unanimously recommend that you vote in the following manner related to each of the proposals:

PROPOSAL	BOARD RECOMMENDATION

Proposal 1: Election of Directors	FOR each nominee

Proposal 2: Advisory Vote on the Selection of Independent Auditors	FOR

Proposal 3: Advisory Vote to Approve Executive Compensation	FOR

Proposal 4: Shareholder Proposal – Special Shareholder Meetings	AGAINST

If you have any questions, please contact Howard Rubel, Vice President Investor Relations at (703) 876-3117.

Sincerely,

/s/ James S. Crown

Lead Independent Director